UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2011

Commission File Number:	1-5273-1

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216
(State of other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

650 Fifth Avenue, New York, New York	10019-6108
(Address of principal executive offices)	(Zip Code)

(212) 757-3300

(Registrant’s telephone number, including area code)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

TABLE OF CONTENTS

ITEM 8.01

OTHER EVENTS

SIGNATURE

EXHIBIT INDEX

ITEM 8.01

OTHER EVENTS

          On May 18, 2011, Sterling Bancorp (the “Company”) completed the repurchase of a warrant held by the United States Department of the Treasury (the “Treasury”). The ten-year warrant was issued on December 23, 2008 as part of the Company’s participation in the Treasury’s Troubled Assets Relief Program Capital Purchase Program, and entitled the Treasury to purchase 516,817 shares of the Company’s common stock at an exercise price of $12.19 per share. The Company paid approximately $0.95 million to the Treasury to repurchase the warrant. The Company’s repurchase of the warrant concluded its participation in the TARP Capital Purchase Program.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	May 19, 2011

BY:	/s/ JOHN W. TIETJEN
JOHN W. TIETJEN
Executive Vice President
and Chief Financial Officer